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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of IXYS Corporation on Form S-8 (to register shares under the Paradigm Technology, Inc. Amended and Restated 1994 Stock Option Plan and IXYS Corporation Amended and Restated 1989 Common Stock Option Plan) of our reports dated February 21, 1998, except as to Note 13, which is as of March 9, 1998, and except as to the first paragraph of Note 2, which is as of May 1, 1998 of the financial statements of Paradigm Technology, Inc. as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997 which reports appear in the registration statement of Paradigm Technology, Inc. on Form S-4 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and our report dated May 10, 1999, on our audits of the consolidated financial statements of IXYS Corporation as of March 31, 1999 and 1998, and the three years in the period ended March 31, 1999, which report appears the IXYS Corporation Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 28, 2000